UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

Discovery Communications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Discovery Place, Silver Spring, Maryland		20910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	240-662-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2008, the Company entered into an interest rate swap transaction which will become effective on December 31, 2009, with a notional amount of $560 million. Under the swap transaction, the Company will make quarterly payments at a rate of approximately 2.444% per annum to the swap counterparty in exchange for a payment approximately equal to the variable rate payable under the Company's Credit, Pledge and Security Agreement dated as of May 14, 2007. The swap transaction terminates on March 31, 2014, which is the interest payment date before the maturity date of the Company's Credit, Pledge and Security Agreement, which is May 14, 2014. The terms of the swap transaction are governed by customary ISDA interest rate swap agreements.

By entering into this swap transaction, the Company has effectively fixed the interest rate on $560 million of the borrowings under its Credit, Pledge and Security Agreement at approximately 4.444% per annum, starting as of December 31, 2009.

Item 8.01 Other Events.

On December 19, 2008, Discovery Communications, Inc. announced that it has set May 11, 2009, as the date for Discovery’s first annual stockholders’ meeting. Holders of record of Discovery’s Series A and Series B common stock as of March 16, 2009, will be electing the two Class I members of the company’s Board of Directors whose terms expire at the 2009 annual stockholders’ meeting. The remaining six common stock directors have terms expiring at the 2010 and 2011 annual stockholders’ meetings. The holders of the company’s Series A preferred stock will elect the remaining three directors.

The terms of the current Class I directors will expire on the date of this annual meeting. The directors elected at the May 11, 2009, annual meeting will serve terms ending on the date of Discovery’s annual stockholders’ meeting to be held in 2012.

The annual meeting will convene on May 11, 2009, at 10:00 a.m. Eastern Time at the Discovery office located at One Discovery Place, Silver Spring, Maryland 20910. Proxy materials and Discovery’s 2008 annual report will be made available to stockholders in accordance with Discovery’s bylaws and NASDAQ requirements.

To be considered for inclusion in the proxy statement, stockholder proposals must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910 by January 30, 2009. Stockholder proposals to be introduced from the floor of the annual meeting and director nominations must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, and be received by the Corporate Secretary by March 3, 2008.

The press release containing the announcement is filed herewith and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated December 19, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

December 22, 2008	By:	/s/ Joseph A. LaSala, Jr.

Name: Joseph A. LaSala, Jr.
Title: Senior Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 19, 2008